STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

June 13, 2005

Job Number: C20050606-1919
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20050214008-32	Articles of Incorporation	3 Pages/1 Copies

Respectfully,

DEAN HELLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0368492005-9
Document Number:
20050214008-32

Date Filed:
6/3/2005 1:44:25 PM
In the office of

Dean Heller
Secretary of State

Articles of Incorporation
(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	Aom Minerals Ltd.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Empire Stock Transfer Inc. Name 7251 West Lake Mead Blvd Ste 300 — Las Vegas — NEVADA 89128 Street Address — City — Zip Code Optional Mailing Address — City — State — Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000 Par value: $ .001 Number of shares without par value:
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page there is more than 3 directors/trustees)	1. Leah Finke Name 7251 West Lake Mead Blvd Ste 300 — Las Vegas — NV — 89128 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: All legal purposes
6. **Names, Address and Signature of Incorporator.** (attach additional page there is more than 1 incorporator)	Leah Finke — [signature] Name — Signature 7251 West Lake Mead Blvd Ste 300 — Las Vegas — NV — 89128 Address — City — State — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. [signature] — 5/14/2005 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees. See attached fee schedule.

ARTICLES OF INCORPORATION

OF

AOM MINERALS LTD.

FIRST. The name of the corporation is Aom Minerals Ltd.

SECOND. The registered office of the corporation in the State of Nevada is located at 7251 West Lake Mead Blvd Suite 300, Las Vegas, NV 89128. The corporation may maintain an office, or offices, in such other places within or without the State of Nevada as may be from time to time designated by the Board of Directors or the By-Laws of the corporation. The corporation may conduct all corporation business of every kind and nature outside the State of Nevada as well as within the State of Nevada.

THIRD. The objects for which this corporation is formed are to engage in any lawful activity.

FOURTH. The total number of common stock authorized that may be issued by the Corporation is seventy five million (75,000,000) shares of common stock with a par value of one tenth of one cent ($0.001) per share and no other class of stock shall be authorized. The corporation may from time issue said shares for such consideration as the Board of Directors may fix.

FIFTH. The governing board of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, providing that the number of directors shall not be reduced to fewer than one (1). The first Board of Directors shall be one (1) in number and the name and post office address of this Director is:

Name:	Leah Finke
Address:	7251 West Lake Mead Blvd Suite 300
	Las Vegas, NV 89128

SIXTH. The capital stock of the corporation, after the amount of the subscription price or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

Name:	Leah Finke
Address:	7251 West Lake Mead Blvd Suite 300
	Las Vegas, Nevada 89128

EIGHTH. The Resident Agent for this corporation shall be Empire Stock Transfer Inc. The address of the Resident Agent and the registered or statutory address of this corporation in the State of Nevada shall be: 7251 West Lake Mead Blvd Suite 300 Las Vegas, NV 89128.

NINTH. The corporation is to have perpetual existence.

TENTH. The Board of Directors shall adopt the initial By-laws of the corporation. The Board of Directors shall also have the power to alter, amend or repeal the By-laws, or to adopt new By-laws, except as otherwise may be specifically provided in the By-laws.

ELEVENTH. The Board of Directors shall have the authority to open bank accounts and adopt banking resolutions on behalf of the corporation.

TWELVETH. No Director or Officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or Officer involving any act or omission of any such Director or Officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director or Officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the Stockholders of the corporation shall be prospective only, and shall not adversely affect any limitations on the personal liability of a Director or Officer of the corporation for acts or omissions prior to such repeal or modification.

THIRTEENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, the undersigned, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this May 14, 2005.

Leah Finke
Incorporator

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **AOM MINERALS LTD.**, did on June 3, 2005, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 13, 2005.

DEAN HELLER
Secretary of State

By

Certification Clerk

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF

FILE NUMBER

E0368492005-9

AOM MINERALS LTD.

(Name of Corporation)

FOR THE FILING PERIOD OF JUN, 2005 TO JUN, 2006. Due by Jul 31, 2005

The corporation's duly appointed resident agent in the State of Nevada upon whom process can be served is:

EMPIRE STOCK TRANSFER INC
7251 WEST LAKE MEAD BLVD STE 300
LAS VEGAS NV 89128

☐ CHECK BOX IF YOU REQUIRE A FORM TO UPDATE YOUR RESIDENT AGENT INFORMATION

Important: Read instructions before completing and returning this form.

THE ABOVE SPACE IS FOR OFFICE USE ONLY

1. Print or type names and addresses either residence or business, for all officers and directors. A **President, Secretary, Treasurer, or equivalent of and all Directors** must be named. Have an **officer** sign the form. *FORM WILL BE RETURNED IF UNSIGNED*
2. If there are additional directors attach a list of them to this form.
3. Return the completed form with the $125.00 filing fee, if no capitalization. A $75.00 penalty must be added for failure to file this form by the last day of the first month following the incorporation/initial registration with this office.
4. Make your check payable to the **Secretary of State**. Your cancelled check will constitute a certificate to transact business per NRS 78.155. To receive a certified copy, enclose an additional $30.00 and appropriate instructions.
5. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, NV 89701-4201, (775) 684-5708.
6. Form must be in the possession of the Secretary of State on or before the first month following the incorporation/initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties.

FILING FEE: $125.00 LATE PENALTY: $75.00

CHECK ONLY IF APPLICABLE

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number.

NAME	TITLE(S)		
	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	CITY	St	Zip

NAME	TITLE(S)		
	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	CITY	St	Zip

NAME	TITLE(S)		
	TREASURER (OR EQUIVALENT OF)		
ADDRESS	CITY	St	Zip

NAME	TITLE(S)		
	DIRECTOR		
ADDRESS	CITY	St	Zip

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X Signature of Officer | Title | Date